Exhibit 10.1

MASTER TERMINATION AGREEMENT

MASTER TERMINATION AGREEMENT (this “Agreement”), dated as of December 11, 2003, by and among SMBC LEASING AND FINANCE, INC., as lessor (the “Lessor”) and as agent (the “Agent”), SUMITOMO MITSUI BANKING CORPORATION (the “Collateral Agent”), UNION BANK OF CALIFORNIA, N.A. (“Lender”) and COHERENT, INC. (“Lessee”).

W I T N E S S E T H

WHEREAS, the parties hereto have heretofore entered into the agreements listed on Exhibit A hereto (all such agreements, and all amendments, supplements and modifications to any and all thereof, are collectively referred to herein as the “Documents”); and

WHEREAS, the parties hereto desire to terminate the Documents;

NOW, THEREFORE, in consideration of the agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Capitalized Terms.   Capitalized terms used but not defined herein shall have the respective meanings given to them in the Master Lease and Security Agreement referred to in item 1 of Exhibit A.

2.     Termination of the Documents:   Each of the parties hereto agrees that (i) except with respect to those provisions (including, without limitation, indemnification provisions) which expressly survive the termination of the Documents, the Documents to which it is a party and the security interests granted therein are hereby terminated, such termination to be effective as of the date hereof, and the assignments contained in the Documents are hereby reassigned, (ii) any requirement for notice (whether written or oral) with respect to the termination of any of the Documents is hereby waived by the respective parties to the Documents, (iii) any other requirement or condition precedent to the termination of any of the Documents is hereby waived or shall be deemed to have been satisfied, as the case may be, and (iv) Lessee is hereby authorized to file and/or record with the appropriate public officials and in the appropriate public offices such instruments and documents as Lessee shall deem reasonably necessary to evidence such termination.

3.     Further Assurances.  Each of the parties hereto agrees to execute such documents or instruments (including UCC-3 termination statements) and to take such other actions, in each case at the Lessee’s expense, as Lessee may reasonably request in order to evidence the termination of the Documents and the security interests granted in connection herewith.

4.     Limitation on Liability.  Notwithstanding anything to the contrary contained in this Agreement, the recourse against the Lessor or its officers, directors, shareholders, employees or agents for the amounts payable by the Lessor under this Agreement shall be limited to the Collateral and the Lessor’s interest in the Leased Assets.  Each party agrees that the Lessor shall have no personal liability whatsoever; provided, however, that the Lessor shall be liable in its individual capacity for any loss or damage (excluding indirect, consequential or punitive damages) arising out of its own willful misconduct, gross negligence or breach of this Agreement.

5.     Release.

(a)   Lessor, Agent, Collateral Agent, Lender and Lessee are hereby fully and unconditionally released and discharged from their respective obligations arising from or connected with the Documents, except with respect to those obligations (including, without limitation, indemnification provisions) which expressly survive the termination of the Documents.

(b)   Except as otherwise set forth in this Agreement, this Agreement shall fully and finally settle all demands, charges, claims, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that arose out of or in connection with the Documents, and constitutes a mutual release with respect to the Documents.  Each of the parties expressly waives the provisions of California Civil Code Section 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

6.     Counterparts; Amendments.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement.  This Agreement may not be amended, modified or waived except in writing signed by the party against whom enforcement of such amendment, modification or waiver is sought.

7.     GOVERNING LAW.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SMBC LEASING AND FINANCE, INC.,	UNION BANK OF CALIFORNIA, N.A.
as Lessor and Agent

By:	By:

SUMITOMO MITSUI BANKING	COHERENT, INC.
CORPORATION

By:	By:

2

Exhibit A

Agreements

1.     Master Lease and Security Agreement dated as of February 15, 2002 among Lessor and Lessee.

2.     Loan Agreement dated as of February 15, 2002 among Lessor, the lenders party thereto, Agent and Collateral Agent.

3.     Note dated February 15, 2002 made by Lessor in favor of Lender.

4.     Intercreditor and Security Agreement dated as of February 15, 2002 among Lessee, Lessor, Agent and Collateral Agent.

5.     Lessor Fee Letter dated February 15, 2002 between Lessee and Lessor.

6.     Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of February 15, 2002 made by Lessee for the benefit of Lessor.

7.     Memorandum of Lease and Security Agreement dated as of February 15, 2002 between Lessee and Lessor.

8.     Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of February 15, 2002 made by Lessor for the benefit of Collateral Agent.

9.     Collateral Assignment of Lessor’s Interest dated as of February 15, 2002 made by Lessor in favor of Collateral Agent.